Exhibit 23.1

Consent of Independent Auditor

The Board of Directors and Stockholders of

1-800-FLOWERS.COM, Inc. and Subsidiaries

We hereby consent to the incorporation by reference in the Registration Statements on Form Form S-8 (No. 333-54590, 333-119999, 333-164727 and 333-192304) of 1-800-FLOWERS.COM, Inc. of our reports dated September 19, 2014 and September 16, 2013 relating to the consolidated financial statements of Harry & David Holdings, Inc., which appear in this Form 8-K/A.

/s/ BDO USA, LLP

San Francisco, CA

December 15th, 2014